Exhibit 99.1

Keyuan Petrochemicals Announces New General
Manager for Its Subsidiary

Ningbo, China – December 11, 2012 – Keyuan Petrochemicals Inc. (OTCQB: KEYP), (“Keyuan” or the “Company”), an independent manufacturer and supplier of various petrochemical products in China, today announced that the Company’s wholly owned operating subsidiary, Ningbo Keyuan Plastics has appointed Mr. Shifang Wang as the new General Manager, effective immediately, replacing Dr. Jingtao Ma. In the new position Mr. Wang will be responsible for daily operation and management and efficiency improvement of Ningbo Keyuan Plastics.

Mr. Wang has over 30 years management experience in petrochemical technology and manufacturing, and is specialized in oil refining and catalytic cracking. He joined Ningbo Keyuan in 2009 as Vice President and Chief Engineer leading the R&D deportment. In April, 2012, Mr. Wang was appointed as the General Manager of Guangxi Keyuan New Materials Co., Ltd (“Guangxi Keyuan”). Guangxi Keyuan is an operating  subsidiary held by Ningbo Keyuan Plastics and Keyuan Group Limited Hong Kong. Keyuan Group Limited Hong Kong is an indirectly wholly owned subsidiary of the Company.

Before joining Ningbo Keyuan, Mr. Wang served at several management positions. From 1981 to 2002, Mr. Wang was the Chief Engineer at Sinopec Anqing Refinery Co., responsible for technology development and research. From 2003 and 2006, he was the head of Operation Department at Guangdong Tianyi Group Co., Ltd., leading phase II production line expansion, including construction of 500,000 MT heavy oil catalytic cracking facility, 150,000 MT gas fractionation facility, 10,000 MT sulphur recovery facility and 30,000 MT polypropylene facility. Mr. Wang received his Bachelor of Science in Chemical Engineering from China Petroleum University and Master of Art in Enterprise Management from Qinghua University.

Meanwhile, Dr. Ma will continue to serve as the General Manager of Ningbo Keyuan Petrochemicals, the sales and marketing subsidiary of the Company. In his position, Dr. Ma will be responsible for sales, marketing, raw material sourcing and market analysis.

The Management believes that this  adjustment will better clarify the function of each subsidiary under the whole company structure and allow management team work more efficiently in their professional fields to promote the Company’s long-term development.

“With his more than thirty years experience of operations and R&D, industry expertise and leadership, we believe Mr. Wang is uniquely qualified to his new role as General Manager at Ningbo Keyuan Plastics. I have worked closely with Mr. Wang over the years as he has contributed to the growth and strong performance of the Company. I am excited to announce this promotion and look forward to the continuing contributions of him to the success of our company.” said Mr. Chunfeng Tao Chairman and Chief Executive Officer of Keyuan Petrochemicals Inc.

About Keyuan Petrochemicals, Inc.

Keyuan Petrochemicals, Inc., established in 2007 and operating through its wholly-owned subsidiary, Keyuan Plastics, Co. Ltd., is located in Ningbo, China and is a leading independent manufacturer and supplier of various petrochemical products. Having commenced production in October 2010, Keyuan's operations include an annual petrochemical manufacturing design capacity of 720,000 MT for a variety of petrochemical products, with facilities for the storage and loading of raw materials and finished goods, and a technology that supports the manufacturing process with low raw material costs and high utilization and yields. In order to meet increasing market demand, Keyuan plans to expand its manufacturing capacity to include a SBS production facility which was completed in September 2011. One SBS production line began commercial production in December 2011 and the second line began commercial production in August, 2012.  The Company plans to add additional storage capacity, a raw material pre-treatment facility, an asphalt production facility, and an ABS production facility.

Cautionary Statement Regarding Forward-Looking Information

This press release may contain certain "forward-looking statements" relating to the business of Keyuan Petrochemicals, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding the impact of the proceeds from the private placement on the Company's short term business and operations, the general ability of the Company to achieve its commercial objectives, including the ability of the Company to sustain growth; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov ). All forward-looking statements attributable to the Company or persons acting on its behalf months are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

US Contact Information:
Jim Jiang
Keyuan Petrochemicals, Inc
Phone: 1-646-705-1386
Email: jzm0580@gmail.com
Web: www.keyuanpetrochemicals.com

Company Contact Information:
Angel Gu
Keyuan Petrochemicals, Inc
Phone: +0086-1-381-986-4827
Email: angelgu@keyuanpetrochemicals.com
Web: www.keyuanpetrochemicals.com